As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HeartSciences Inc.

(Exact name of registrant as specified in its charter)

Texas	26-1344466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, TX 76092

(Address of Principal Executive Offices)(Zip Code)

HeartSciences Inc.

2023 Equity Incentive Plan

(Full title of the plan)

Danielle Watson
Chief Financial Officer
550 Reserve St, Suite 360
Southlake, Texas 76092
(682) 237-7781

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Jonathan Shechter, Esq.

Sasha Ablovatskiy, Esq.

Foley Shechter Ablovatskiy LLP

641 Lexington Ave., 14th Fl.

New York, NY 10022

(212) 335-0465

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY STATEMENT

This registration statement on Form S-8 (this “Registration Statement”) is being filed by HeartSciences Inc. (the “Registrant,” the “Company,” “we,” “us” or “our”) relating to an additional 1,950,314 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that have been issued or granted, or may be issued or granted, pursuant to options and other awards to officers, directors, employees and consultants of the Company under the Company’s 2023 Equity Incentive Plan, as amended (and all other amendments and supplements thereto and all material documents incorporated by reference or deemed to be incorporated by reference therein, the “2023 Plan”), in connection with the increase in the number of shares of Common Stock available for issuance under the 2023 Plan as more fully discussed below.

The number of shares of Common Stock available for issuance under the 2023 Plan is subject to automatic increase on the first day of each fiscal year of the Company beginning with fiscal year commencing May 1, 2024, so that the number of shares of Common Stock available for issuance under the 2023 Plan is equal to the least of (the “Evergreen Provision”): (x) 25% of the total number of shares of all classes of the Company’s Common Stock and preferred stock, $0.001 par value per share (the “Preferred Stock”), as converted to the Company’s Common Stock outstanding on the last day of the immediately preceding fiscal year, and (y) a lesser number of shares of Common Stock determined by the administrator of the 2023 Plan. On April 30, 2026, the Company’s shareholders approved an increase of the number of shares of Common Stock reserved for issuance under the 2023 Plan to 1,250,000 shares of Common Stock plus the shares issuable pursuant to the Evergreen Provision (the “Evergreen Shares”), including shares previously issued thereunder. Accordingly, as of April 30, 2026, an aggregate of 2,253,493 shares of Common Stock was reserved for issuance under the original 2023 Plan, which consisted of (i) 1,250,000 shares of Common Stock reserved for issuance under the 2023 Plan plus (ii) 1,003,493 shares of Common Stock pursuant to the Evergreen Provision.

On February 26, 2024, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) the Company’s Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 93,322 shares of its Common Stock, which may be offered and sold pursuant to the original 2023 Plan (File No. 333-277374) (the “2024 Form S-8”). On November 5, 2025, the Company filed with the SEC the Company’s Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act to register an additional 209,857 shares of its Common Stock, which may be offered and sold pursuant to the original 2023 Plan (File No. 333-291297) (the “2025 Form S-8”). Accordingly, the Company is now registering pursuant to this Registration Statement such number of shares of Common Stock as are reserved for issuance under the 2023 Plan minus what was previously registered by the Company pursuant to the 2024 Form S-8 and the 2025 Form S-8, or 1,950,314 shares of Common Stock.

This Registration Statement also includes, pursuant to General Instruction E to Form S-8 and Rule 429 of the Securities Act a reoffer prospectus in Part I (the “Reoffer Prospectus”). The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors of the Company listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous or a delayed basis in the future of up to 1,289,000 shares of Common Stock, which is inclusive of the 794,000 additional reserved shares under the 2023 Plan. These shares constitute “control securities” or “restricted securities” which have been issued prior to or issuable after the filing of this Registration Statement. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC, and any statements contained in this Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling stockholders and/or amounts of shares of Common Stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item 1. Plan Information.

HeartSciences Inc., a Texas corporation (the “Registrant,” the “Company,” “we,” “us” or “our”), has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,950,314 shares of its common stock, $0.001 par value per share (the “Common Stock”), which may be offered and sold pursuant to the Company’s Equity Incentive Plan, as amended (and all other amendments and supplements thereto and all material documents incorporated by reference or deemed to be incorporated by reference therein, the “2023 Plan”), in connection with an increase in the number of shares of Common Stock available for issuance under the 2023 Plan as discussed herein and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of shares of Common Stock acquired by persons to be named therein upon the exercise of options, restricted stock unit and restricted stock awards granted under the Plan. The number of shares of Common Stock available for issuance under the 2023 Plan is subject to automatic increase on the first day of each fiscal year of the Company beginning with fiscal year commencing May 1, 2024, so that the number of shares of Common Stock available for issuance under the 2023 Plan is equal to the least of (the “Evergreen Provision”): (x) 25% of the total number of shares of all classes of the Company’s Common Stock and preferred stock, $0.001 par value per share (the “Preferred Stock”), as converted to the Company’s Common Stock outstanding on the last day of the immediately preceding fiscal year, and (y) a lesser number of shares of Common Stock determined by the administrator of the 2023 Plan. On April 30, 2026, the Company’s shareholders approved an increase of the number of shares of Common Stock reserved for issuance under the 2023 Plan to 1,250,000 shares of Common Stock plus the Evergreen Shares, including shares previously issued thereunder. Accordingly, as of April 30, 2026, an aggregate of 2,253,493 shares of Common Stock was reserved for issuance under the original 2023 Plan, which consisted of (i) 1,250,000 shares of Common Stock reserved for issuance under the 2023 Plan plus (ii) 1,003,493 shares of Common Stock pursuant to the Evergreen Provision.

The Company will provide each recipient (the “Recipients”) of a grant under the 2023 Plan with documents that contain information related to the 2023 Plan, and other information including, but not limited to, the disclosure required by Item 1 of this Registration Statement on Form S-8 (this “Registration Statement”), which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Company will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Danielle Watson

Chief Financial Officer

HeartSciences Inc.

550 Reserve Street, Suite 360

Southlake, Texas 76092

REOFFER PROSPECTUS

HEARTSCIENCES INC.

1,289,000 Shares of Common Stock

This reoffer prospectus (this “Reoffer Prospectus” or this “prospectus”) relates to the offer and sale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”), or their permitted transferees, of up to 1,289,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of HeartSciences Inc., a Texas corporation (the “Registrant,” the “Company,” “we,” “us” or “our”), issued or that will be issued to the Selling Stockholders in connection with the exercise of stock options granted, and with restricted stock units (“RSUs”) or other awards made, and with the purchase of stock under the Company’s 2023 Equity Incentive Plan, as amended (the “Plan”). We are not offering any of the Common Stock and will not receive any proceeds from the sale of the Common Stock offered by this Reoffer Prospectus, other than the proceeds from the exercise of the options. See “Use of Proceeds.”

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus though underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 14 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). The shares of Common Stock previously issued to the Selling Stockholders under the 2023 Plan are “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. Subsequent to the date of this reoffer prospectus, we may grant awards under the 2023 Plan to eligible participants who are affiliates. Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as Selling Stockholders.

Our Common Stock and our IPO warrants are listed on the Nasdaq Capital Market under the symbols “HSCS” and “HSCSW,” respectively. On August 24, 2026, the last reported sale price of our Common Stock on Nasdaq Capital Market was $2.76 per share and the price of our IPO warrants was $0.042.

We may add, update or change information contained in this Reoffer Prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire Reoffer Prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”.

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares of those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 8 of this Reoffer Prospectus and the risk factors contained in any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 25, 2026.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC”). The Selling Stockholders named in this Reoffer Prospectus may, from time to time, sell the securities described in this Reoffer Prospectus in one or more offerings. This Reoffer Prospectus includes important information about us, the Common Stock issued by us, the shares of Common Stock being offered by the Selling Stockholders and other information you should know before investing. Any document incorporated by reference in this Reoffer Prospectus and any prospectus supplement may also add, update, or change information in this Reoffer Prospectus. If there is any inconsistency between the information contained or incorporated by reference in this Reoffer Prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This Reoffer Prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this Reoffer Prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this Reoffer Prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Stockholders may authorize to be delivered or made available to you.

The information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Reoffer Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Reoffer Prospectus. The securities offered by this Reoffer Prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this Reoffer Prospectus, neither we nor the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this Reoffer Prospectus outside the United States. Persons outside the United States who come into possession of this Reoffer Prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this Reoffer Prospectus outside the United States.

Unless otherwise stated or the context otherwise requires, all references in this Reoffer Prospectus to the “Company,” “HeartSciences,” “we,” “us” or “our” refer to the business of HeartSciences Inc.

TRADEMARKS AND TRADE NAMES

Certain of our trademarks are the subject of trademark registrations in the United States as well as various other countries. Other brand names, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames are referred to in this prospectus without the SM, TM and/or ® symbols or any typographical emphasis (such as italicized or underlined text), but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to their service marks, trade names and trademarks.

MyoVista (and design)®, wavECG®, HEARTSCIENCES®, Heart Test Laboratories (and design)®, the Company’s heart logo and HSECG® are trademarks and/or service marks of the Company registered with the United States Patent and Trademark Office (the “USPTO”). Other trademarks, service marks and trade names in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. We are liable for all information in this prospectus and the Registration Statement on Form S-8 filed with the SEC of which this prospectus constitutes a part.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this Reoffer Prospectus (as supplemented or amended) carefully, especially “Risk Factors”, and the other information incorporated by reference in this Reoffer Prospectus. Some of the statements in this Reoffer Prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Business

We are a healthcare information technology company focused on advancing electrocardiography (“ECG” or “EKG”) through the integration of artificial intelligence (“AI”). Our first commercial product is MyoVista Insights™, a cloud-native, vendor- and device-agnostic ECG management platform designed to modernize ECG workflows and enable scalable deployment of AI-ECG capabilities across healthcare systems.

 MyoVista Insights™ is classified as a Medical Device Data System (“MDDS”) and is exempt from the FDA 510(k) requirements. The platform is designed to streamline ECG study organization, enhance waveform analysis, and simplify clinical workflows, enabling more efficient interpretation, storage, and management of ECG data. It is also designed to host AI-ECG algorithms from multiple vendors and integrate them directly into clinical workflows, providing a flexible and extensible foundation for the adoption of AI in ECG.

 Following its early adopter launch in 2025, we have implemented phased enhancements to MyoVista Insights™. In March 2026, we released a significant version upgrade for broader deployment across cardiology and healthcare IT environments. This release included mobile device access, enhanced reporting capabilities, and expanded interoperability designed to support integration across large health systems and enterprise environments.

 In March 2026, MyoVista Insights™ received Epic Toolbox designation for the ECG Management System category from Epic Systems Corporation. We believe this designation supports its positioning within enterprise healthcare IT ecosystems and may facilitate adoption within Epic-enabled health systems.

 We expect to generate revenue from installation fees, software-as-a-service (“SaaS”) usage fees, and fees associated with AI-ECG algorithms made available through the platform’s AI-ECG marketplace, including third-party algorithms.

 We have also developed the MyoVista® wavECG™ device, which provides conventional ECG functionality and is designed to host embedded AI-ECG algorithms. We submitted the MyoVista wavECG device to the FDA for 510(k) premarket clearance in December 2025, and the submission remains under FDA review. We cannot provide assurance on the timing or outcome of the FDA’s review, and there can be no assurance that 510(k) clearance will be obtained.

The future success of the MyoVista wavECG device is dependent on obtaining FDA clearance and the integration of AI-ECG algorithms, including an impaired cardiac relaxation (e’) algorithm under development. Following updated American Society of Echocardiography (“ASE”) guidelines for the assessment of Left Ventricular Diastolic Dysfunction (“LVDD”), including revised age-based thresholds for cardiac relaxation (e’), we elected to separate the FDA submissions for the device and the impaired cardiac relaxation algorithm. Additional development and validation will be required to align the algorithm with the updated clinical standards.

We will require additional funding to support working capital, continued development and commercialization of MyoVista Insights™, and regulatory clearance of the MyoVista wavECG device and associated AI-ECG algorithms.

Recent Developments

Merger Agreement with Fortitude

On June 23, 2026, we and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of our Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“Fortitude”). The Merger Agreement provides that, subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement (including receipt of the Parent Stockholder Approvals (as defined in the Merger Agreement)), at the effective time of the Merger, Merger Sub will merge with and into Fortitude, with Fortitude surviving the merger (the “Merger”) with our Company thereby becoming the sole managing member of the surviving company following the consummation of the transactions contemplated by the Merger Agreement (such transactions, the “Proposed Transaction”). The completion of the proposed Merger and the Proposed Transaction are subject to a number of closing conditions, including shareholder approval of the Transaction by our shareholders, which make the completion and timing of the completion of the proposed Merger and the Proposed Transaction uncertain. For additional information about the Merger Agreement, the Merger and Proposed Transaction, please see our preliminary Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2026.

On August 12, 2026, we sold and issued to Seller an aggregate of 411,522 shares of our Common Stock at a purchase price of $2.43 per share in a private placement offering. The investment was made pursuant to a subscription agreement entered into between our Company and Fortitude, dated as of August 12, 2026. The gross proceeds of the investment were approximately $1.0 million and the net proceeds will be used for operating expenses in the period leading up to the expected Merger closing.

Launch of MyoVista Insights™

The MyoVista Insights™ initially launched in May 2025 and we have since implemented phased enhancements to the platform. In March 2026, we released a significant version upgrade for broader deployment across cardiology and healthcare IT environments. This release included mobile device access, enhanced reporting capabilities, and expanded interoperability designed to support integration across large health systems and enterprise environments.

In March 2026, MyoVista Insights™ received Epic Toolbox designation for the ECG Management System category from Epic Systems Corporation. We believe this designation supports its positioning within enterprise healthcare IT ecosystems and may facilitate adoption within Epic-enabled health systems.

In June 2026, we launched MyoVista Insights™ version 1.3 which introduces an AI-ECG Algorithm Marketplace that allows healthcare providers to access FDA-cleared cardiac AI tools though a single use system, beginning with an FDA-cleared AI-ECG model from Bunkerhill Health. The launch marks the first time a cleared AI-ECG algorithm is available through MyoVista Insights™ and establishes the platform as a commercial pathway for AI-ECG developers seeking to reach clinical users though a recurring, Software as a Service (“SaaS”) based revenue model.

First Commercial Customers

In May 2026, we announced that we signed two commercial agreements to deploy the MyoVista Insights™ platform. The agreements mark an important commercial milestone for our Company, representing first mainstream SaaS-based revenue-generating deployments of MyoVista Insights™.

FDA 510(k) Submission of MyoVista® wavECG™ Device

In December 2025, we submitted our MyoVista® wavECG™ device to the FDA for 510(k) premarket clearance, and the submission remains under FDA review.

Patents

In June 2026, we were granted a patent from the European Patent Office covering machine-learning models that use ECG data to estimate echocardiogram parameters indicative of diastolic function.

Going Concern

On July 23, 2026, our independent registered public accounting firm issued an opinion on our audited financial statements, included in our Annual Report on Form 10-K for the year ended April 30, 2026, that contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources.

$3.6M Streeterville Note Purchase Agreement and Promissory Note

On January 13, 2026, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”), with Streeterville Capital, LLC, an accredited investor (“Streeterville”), pursuant to which we issued to Streeterville an unsecured note in the original principal amount of $3,605,000 (the “$3.6M Streeterville Note”). The $3.6M Streeterville Note bears interest at a rate of 12% per annum and matures 18 months after its issuance date. The $3.6M Streeterville Note carried an OID of $600,000, and $5,000 was reimbursement for Streeterville’s transaction expenses. As a result, we received aggregate net proceeds of $3.0 million in connection with the issuance of the $3.6M Streeterville Note. From time to time, beginning six months after issuance, Streeterville may require us to redeem a portion of the $3.6M Streeterville Note, not to exceed an amount of $405,000 per month. In the event we have not reduced the outstanding balance under the $3.6M Streeterville Note by at least $1,250,000 by the 12-month anniversary of the $3.6M Streeterville Note issuance date, then the outstanding balance of the $3.6M Streeterville Note at such time will automatically increase by 5%. Subject to the terms and conditions set forth in the $3.6M Streeterville Note, we may prepay all or any portion of the outstanding balance of the $3.6M Streeterville Note at any time.

The Note Purchase Agreement and the $3.6M Streeterville Note contain customary agreements, affirmative and restrictive covenants, representations and warranties and customary events of default, including if we undertake a fundamental transaction (including consolidations, mergers, and certain changes in control of our Company), without Streeterville’s prior written consent, subject to certain exceptions as provided in the $3.6M Streeterville Note. As described in the $3.6M Streeterville Note, upon the occurrence of certain events of default, the outstanding balance of the Note will become automatically due and payable. Additionally, upon an event of default described in the $3.6M Streeterville Note (i.e., the failure to pay amounts under the $3.6M Streeterville Note when due or to observe any covenant under the Note Purchase Agreement), the outstanding balance of the $3.6M Streeterville Note automatically increases to the lesser of 18% or the maximum rate permitted by law.

$2.5M Streeterville Note Extension and Debt Exchanges

On March 11, 2026, we and Streeterville amended the $2.5M Streeterville Note to extend the maturity date to June 30, 2026. On June 23, 2026, we entered into an exchange agreement with Streeterville, pursuant to which Streeterville exchanged the remaining balance of accrued interest of approximately $164,017 owed under the $2.5M Streeterville Note for 78,103 shares of our Common Stock. The $2.5M Streeterville note and accrued interest was subsequently repaid in full.

On August 19, 2026, we entered into an exchange agreement with Streeterville, pursuant to which Streeterville exchanged $200,000 in aggregate principal under the $3.6M Streeterville Note for 95,602 shares of our Common Stock. The issuance of the shares was made pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

FRV Amendment No. 7

On September 26, 2025, we and FRV entered into Amendment No. 7 of the Loan and Security Agreement and No. 3 Amended and Restated Secured Promissory Note, pursuant to which the parties agreed to further extend the maturity date to September 30, 2026 and for us to pay the outstanding accrued interest as follows: (i) a payment of accrued interest on or before September 30, 2025 and (ii) thereafter all accrued interest due shall be payable at maturity. We may elect to repay all or any part of the FRV Note, as amended, in its sole discretion at any time prior to the extended maturity date, provided such repayment shall not be less than $50,000 and shall first be applied to accrued interest and thereafter to outstanding principal.

Regulation A Offering

We filed an Offering Statement on Form 1-A (File No. 024-12572) (as amended and supplemented from time to time, the “Form 1-A”), with the SEC and which was qualified by the SEC on March 10, 2025, to register the offering of up to 4,285,714 units of our Company (the “Units”) at an offering price of $3.50 per Unit, for a maximum offering amount of $15,000,000 worth of Units (collectively, the “Offering”). Each Unit consists of one share of our Series D Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), and one warrant (each a “Warrant” and collectively the “Warrants”) to purchase one share of our Common Stock at an exercise price of $5.00 per share. On April 10, 2026, we filed a Post-Qualification Amendment No. 1 to the Form 1-A with the SEC and which was qualified by the SEC on April 17, 2026.

As of August 21, 2026, we have received a total of approximately $6.7 million of gross proceeds, resulting in the issuance of 1,912,383 Units, as a result of several closings of the Offering. As of August 21, 2026, holders of 1,488,019 shares of Series D Preferred Stock, received as part of the issued Units, have elected to convert such shares of Series D Preferred Stock into 1,488,019 shares of common stock (the “Reg A Issuance”).

Nasdaq Listing Compliance

On August 4, 2026, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we are not in compliance with the Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. In our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, we reported stockholders’ equity of $226,060, and, as of August 4, 2026, we did not meet the alternatives of market value of listed securities or net income from continuing operations, and as a result, we do not currently satisfy the requirements of Rule 5550(b)(1).

Nasdaq’s letter has no immediate impact on the listing of our common stock or public warrants, which will continue to be listed and traded on Nasdaq, subject to our compliance with the other continued listing requirements. Nasdaq’s letter provides us with 45 calendar days, or until September 18, 2026, to submit a plan to regain compliance. We believe that its plan to consummate the Proposed Transaction (as defined below) will serve as a basis for its plan to regain compliance. If the plan is accepted, we can be granted up to 180 calendar days from August 4, 2026, or until January 31, 2027, to evidence compliance. There can be no assurance that we will be able to regain compliance with all applicable continued listing requirements or that its plan will be accepted by the Nasdaq staff. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted and the extension granted but we fail to regain compliance within the plan period, we would have the right to a hearing before an independent panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

We intend to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. We are currently evaluating our Company’s available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement, including by consummating the Proposed Transaction. There can be no assurance that we will be able to consummate the Proposed Transaction. We intend to submit the compliance plan by the deadline set forth in Nasdaq’s letter.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

We intend to take advantage of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act. Please see “Risk Factors — We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our Common Stock or IPO Warrants less attractive to investors” in Part I, Item 1A of our 2026 Annual Report.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates (and are not otherwise eligible to be a smaller reporting company), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

Certain of the reduced reporting requirements and exemptions available to us as an “emerging growth company” are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company so long as (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our second fiscal quarter. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Company Background

We are a Texas corporation based in Southlake, Texas and were incorporated in Texas in August 2007. Our principal executive offices are located at 550 Reserve Street, Suite 360, Southlake TX 76092 and our telephone number is 682-237-7781. Our website address is www.heartsciences.com.

About This Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 1,289,000 shares of Common Stock, issued or that may be issued to the Selling Stockholders under the 2023 Plan. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the common stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the common stock by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors,” and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. You should carefully consider such risks before deciding to invest in our securities.

THIS OFFERING

Shares of common stock outstanding prior to this offering	4,505,999	(1)

Shares being offered by the Selling Stockholders	1,289,000

Shares of common stock to be outstanding after the offering	5,299,999	(1)(2)

(1)	As of August 21, 2026.

(2)	The 1,289,000 shares offered by the Selling Stockholders consists of 190,000 shares of our Common Stock underlying RSUs awards, 495,000 shares of restricted Common Stock and 604,000 options to purchase shares of our Common Stock issued by us to the Selling Stockholders under the 2023 Plan. Assumes the exercise of the 604,000 shares of Common Stock underlying stock options and the settlement of the RSUs via the issuance of 190,000 shares of Common Stock being offered by the Selling Stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus, other than proceeds from the exercise of the stock options.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 8.

NASDAQ Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HSCS”. Our IPO warrants are listed on the Nasdaq Capital Market under the symbol “HSCSW”.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” of our 2026 Annual Report and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Reoffer Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to our future plans, objectives, expectations and intentions and may be identified by terminology such as “may,” “will,” “should,” “expects,” “aims,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology. Readers are cautioned that these forward-looking statements are based on our current beliefs, expectations and assumptions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified below, under Part II, Item 1A “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2026, filed with the SEC on March 16, 2026, and those risks identified under Part I, Item 1A of our 2026 Annual Report. Therefore, actual results may differ materially and adversely from those expressed, projected or implied in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our device, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the possibility that the Merger does not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain stockholder approval for the proposed transaction from our stockholders, if at all;

●	the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

●	the possibility that the anticipated benefits of the proposed Merger are not realized when expected or at all;

●	the possibility that the vision, goals, and trajectory of Fortitude (as defined below) and our Company are not timely achieved or realized or achieved or realized at all;

●	the possibility that the integration of the two companies may be more difficult, time-consuming, or costly than expected;

●	the possibility that the Transactions (as defined below) may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

●	the diversion of our management’s attention from ongoing business operations and opportunities and other factors that may affect future results of Fortitude or our Company;

●	our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	our ability to receive regulatory clearances for the MyoVista wavECG and associated AI-ECG algorithms from the U.S. Food and Drug Administration (the “FDA”), and/or regulatory clearances for the MyoVista wavECG and associated AI-ECG algorithms or the MyoVista Insights™ from state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to the our current products or other future potential products;

●	our ability to further advance the development of the MyoVista Insights™, our ECG device agnostic platform and to develop and incorporate AI-ECG algorithms on that platform or the MyoVista wavECG, our 12-lead electrocardiograph (“ECG”) device and to incorporate an additional proprietary AI-ECG algorithm that we have been developing to detect cardiac dysfunction following changes in the ASE guidelines for the assessment of LVDD, as well as future potential products;

●	our ability to develop a cloud-based hardware agnostic platform and to develop and incorporate AI-ECG algorithms on that platform;

●	our ability to launch sales of the MyoVista Insights™, and AI-ECG algorithms, the MyoVista wavECG device, or any future potential products into the U.S.;

●	our assessment of the potential of the MyoVista Insights™, and AI-ECG algorithms, the MyoVista wavECG device, or any future potential products;

●	our planned level of capital expenditures and liquidity;

●	our plans to continue to invest in research and development to develop technology for new products;

●	our failure to maintain the continued listing requirements of Nasdaq (as defined below), including in connection with the consummation of the proposed Merger, could result in a de-listing of our shares and penny stock trading;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	our ability to meet our expectations regarding the commercial supply of our current products and any future products;

●	our ability to retain key executives;

●	our ability to internally develop new inventions and intellectual property;

●	the overall global economic environment;

●	the ultimate impact of health epidemics, on our business, our clinical trials, our research programs, healthcare system or the global economy as a whole;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	our ability to develop new product offerings and intellectual property;

●	changes in our strategy;

●	changes in our stock price, including before the closing of the Proposed Transaction; and

●	potential litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise for any reason.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this report or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes.

DILUTION

Because the Selling Stockholders who offer and sell common stock covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the offer and sale, from time to time, by the Selling Stockholders named herein, or their permitted transferees, of up to 1,289,000 shares of our Common Stock, issued to the Selling Stockholders under the 2023 Plan.

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders other than the proceeds from the exercise of the options. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our common stock issued to them pursuant to the 2023 Plan, including shares of common stock issuable upon exercise of options issued pursuant to the 2023 Plan. The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

We will, from time to time, supplement this prospectus in order to reflect grants under the 2023 Plan and/or to name grantees who are officers and/or directors as Selling Stockholders.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is c/o HeartSciences Inc., 550 Reserve Street, Suite 360, Southlake, Texas 76092.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)(2)	Number of Shares of Common Stock Offered in this Offering	Number of Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(4)
Andrew Simpson (5)	118,979 (6)	770,000 (7)	9,396	*%
Estate of Mark Hilz (8)	275,579 (9)	270,000 (10)	1,746	*%
Danielle Watson (11)	3,842 (12)	65,000 (13)	—	*%
Bruce Bent (14)	31,536 (15)	40,000 (16)	17	*%
Brian Szymczak (17)	31,989 (18)	40,000 (19)	389	*%
David R. Wells (20)	31,500 (21)	40,000 (22)	—	*%
Isabella Schmitt (23)	6,004 (24)	15,000 (25)	—	*%
Jason Domask (26)	4,879 (27)	30,000 (28)	—	*%
Andrew Webber (29)	1,216 (30)	15,000 (31)	—	*%
Peter Sogaard (32)	2,000 (33)	2,000 (34)	—	*%
Claus Graff (35)	2,000 (36)	2,000 (37)	—	*%

*	Less than one percent.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days from August 21, 2026.
(2)

Includes shares that are issuable upon exercise of our stock options issued to the Selling Stockholders pursuant to the 2023 Plan, which are vested or will become vested within 60 days from August 21, 2026.

(3)	Assumes the sale of all of the shares of our Common Stock that are issuable upon exercise of the stock options and the RSUs offered by this Reoffer Prospectus and no other purchases or sales of our Common Stock by the Selling stockholders.
(4)	The percentage of beneficial ownership in the table below is based on (i) 4,505,999 shares of our Common Stock; (ii) 380,440 shares of our Series C Preferred Stock; and (iii) 424,364 shares of our Series D Preferred Stock outstanding as of August 21, 2026 for each stockholder, including, for purposes of the shares beneficially owned prior to the Offering, the shares offered for resale pursuant to this Reoffer Prospectus.

(5)	Andrew Simpson is the President, Chief Executive Officer and Chairman of the Board of Directors of our Company.
(6)	Includes (i) 4,382 shares of our Common Stock directly beneficially owned, (ii) 5,013 shares of our Common Stock issuable upon conversion of 6,117 shares of Series C Preferred Stock, (iii) 1 share of our Common Stock issuable upon exercise of certain warrants that we issued in October 2023 to holders of our 12% secured subordinated convertible promissory notes in the aggregate principal amount of $1.5 million, issued between December 2020 and April 2021, as consideration for the extension of the maturity of such notes (the “$1M Lender Warrants”), and (iv) options to purchase 109,583 shares of our Common Stock.
(7)	Includes: (i) options to purchase 275,000 shares of our common stock granted on July 8, 2025 at an exercise price of $4.37 per share; (ii) 425,000 shares of our restricted common stock granted on June 23, 2026, and (iii) 70,000 shares of our restricted common stock granted on November 28, 2025, in each case being registered pursuant to this Reoffer Prospectus.
(8)	Mark Hilz is our former Chief Operating Officer, Secretary and Director.
(9)	Includes (i) 41 shares of our Common Stock held by Mr. Hilz’s daughter, of which Mr. Hilz’s estate disclaims beneficial ownership in such shares, except for its pecuniary interest therein, (ii) 1,704 shares of our Common Stock issuable upon conversion of 2,080 shares of our Series C Preferred Stock, (iii) 1 share of our Common Stock issuable upon exercise of $1M Lender Warrants, and (iv) options to purchase 273,833 shares of our Common Stock.
(10)	Includes (i) 45,000 RSUs granted on December 3, 2025, and (ii) 225,000 options granted on July 8, 2025 at an exercise price of $4.37 per share, being registered pursuant to this Reoffer Prospectus.
(11)	Danielle Watson is the Chief Financial Officer of our Company.
(12)	Represents options to purchase 3,842 shares of our Common Stock.
(13)	Includes (i) 25,000 RSUs granted on July 8, 2026; (ii) 15,000 RSUs granted on December 3, 2025; and (iii) 25,000 options granted on July 8, 2025 at an exercise price of $4.37 per share, in each case being registered pursuant to this Reoffer Prospectus.
(14)	Bruce Bent is a member of our Board of Directors.
(15)	Includes (i) 17 shares of our Common Stock held by Mr. Bent’s spouse, and (ii) 31,519 shares of our Common Stock issuable upon exercise of options.
(16)	Includes (i) 15,000 RSUs granted on December 3, 2025, and (ii) 25,000 options granted on July 8, 2025 at an exercise of $4.37 per share, being registered pursuant to this Reoffer Prospectus.
(17)	Brian Szymczak is a member of our Board of Directors.
(18)	Includes (i) 61 shares of our Common Stock directly beneficially owned, (ii) 327 shares of our Common Stock issuable upon conversion of 400 shares of Series C Preferred Stock held jointly with Mr. Szymczak’s spouse, (iii) 1 share of our Common Stock issuable upon exercise of $1.5M Lender Warrants, and (iv) 31,600 shares of our Common Stock issuable upon exercise of options.
(19)	Includes (i) 15,000 RSUs granted on December 3, 2025, and (ii) 25,000 options granted on July 8, 2025 at an exercise price of $4.37 per share, being registered pursuant to this Reoffer Prospectus.
(20)	David R. Wells is a member of our Board of Directors.
(21)	Includes 31,500 shares of our Common Stock issuable upon exercise of options.
(22)	Includes (i) 15,000 RSUs granted on December 3, 2025, and (ii) 25,000 options granted on July 8, 2025 at an exercise price of $4.37 per share, being registered pursuant to this Reoffer Prospectus.
(23)	Ms. Schmitt is an employee of our Company.
(24)	Includes options to purchase 6,004 shares of our Common Stock
(25)	Represents 15,000 RSUs granted on January 1, 2026, being registered pursuant to this Reoffer Prospectus.
(26)	Mr. Domask is an employee of our Company.
(27)	Includes options to purchase 4,879 shares of our Common Stock.
(28)	Represents 30,000 RSUs granted on January 1, 2026, being registered pursuant to this Reoffer Prospectus.
(29)	Mr. Webber is an employee of our Company.
(30)	Includes options to purchase 1,216 shares of our Common Stock.
(31)	Represents 15,000 RSUs granted on January 1, 2026, being registered pursuant to this Reoffer Prospectus
(32)	Mr. Sogaard is a member of our Scientific Advisory Board.
(33)	Includes options to purchase 2,000 shares of our Common Stock.
(34)	Represents 2,000 options granted on May 1, 2025, being registered pursuant to this Reoffer Prospectus.
(35)	Mr. Graff is a member of our Scientific Advisory Board.
(36)	Includes options to purchase 2,000 shares of our Common Stock.
(37)	Represents 2,000 options granted on May 1, 2025, being registered pursuant to this Reoffer Prospectus.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this Reoffer Prospectus to permit the Selling Stockholders to conduct public secondary trading of the common stock from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling common stock of Company received after the date of this Reoffer Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the common stock offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the common stock covered by this Reoffer Prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the common stock covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the common stock to be made directly or through agents.

The common stock offered by this Reoffer Prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders;

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the common stock; or

●	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the common stock against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the Selling Stockholders.

The common stock may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of common stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Stockholder.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all the common stock under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the common stock by other means not described in this Reoffer Prospectus. In addition, any common stock covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the common stock covered by this Reoffer Prospectus will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Foley Shechter Ablovatskiy LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of April 30, 2026 and 2025, and for the years then ended and related notes, incorporated by reference into this prospectus, and the registration statement of which it forms a part have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the SEC pursuant to the Exchange Act, are incorporated herein by reference:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed with the SEC on July 23, 2026;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on May 6, 2026, June 23, 2026, June 26, 2026, July 10, 2026, July 27, 2026, July 27, 2026 (on Form 8-K/A), August 7, 2026 and August 18, 2026; and,

●	the description of the Company’s Common Stock, incorporated by reference in the Company’s Registration Statement Form 8-A (File No. 001-41422), filed with the SEC on June 14, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.20 to the Company’s Annual Report on Form 10-K referred to above).

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Corporate Secretary at Danielle Watson, Chief Financial Officer, c/o HeartSciences Inc., 550 Reserve Street, Suite 360, Southlake, Texas 76092, telephone number (682) 237-7781. You may also find these documents in the “Investor Relations” section of our website, www.heartsciences.com. The information on our website is not incorporated into this prospectus.

INDEMNIFICATION

Under our Certificate of Formation and Bylaws of the Company, the Board of Directors has the authority to indemnify officers and directors to the fullest extent permitted by Texas law. Further, the Company has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, or to the extent any of the Selling Stockholders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. We are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You can read and copy the reports, proxy statements and other information filed by us with the SEC at such Internet site.

This Reoffer Prospectus constitutes part of the Registration Statement by us with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the SEC. You should refer to the full Registration Statement for further information with respect to our Company and our Common Stock.

Statements contained in this Reoffer Prospectus concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

We also maintain an Internet website at www.heartsciences.com. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our reports on Form 8-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

1,289,000 SHARES OF COMMON STOCK

PROSPECTUS

August 25, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed with the SEC on July 23, 2026;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on May 6, 2026, June 23, 2026, June 26, 2026, July 10, 2026, July 27, 2026, July 27, 2026 (on Form 8-K/A), August 7, 2026 and August 18, 2026; and

●	the description of the Company’s Common Stock, incorporated by reference in the Company’s Registration Statement Form 8-A (File No. 001-41422), filed with the SEC on June 14, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.20 to the Company’s Annual Report on Form 10-K referred to above).

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

HeartSciences Inc. (the “Company”, “we”, “us” or “our”)) was incorporated under the laws of Texas.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person reasonably believed his conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, the TBOC further permits a corporation to eliminate in its certificate of formation all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. Our amended and restated certificate of formation (the “Certificate of Formation”) provides that a director of the Company will not be liable to the Company or its shareholders for monetary damages for any act or omission by the director in the performance of his duties, except that, pursuant to the TBOC, there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to our Company or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to our Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

Section 8.104 of the TBOC provides that a corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director, or a present or former employee, agent or officer of a corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that, subject to restrictions in its certificate of formation and to the extent consistent with other law, a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, persons who are not directors may seek indemnification and advancement of expenses from the Company to the same extent that directors may seek indemnification and advancement of expenses from the Company.

Further, our Certificate of Formation and third amended and restated bylaws (the “Bylaws”) provide that we must indemnify our directors and officers to the fullest extent authorized by law. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by the TBOC and our Certificate of Formation and Bylaws against (i) any and all direct and indirect liabilities and reasonable expenses, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and reasonable counsel fees and disbursements and (ii) any liabilities incurred as a result of serving as a director, officer, employee or agent (including as a trustee, fiduciary, partner or manager or in a similar capacity) of another enterprise or an employee benefit plan at our request. The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Formation and Bylaws or the terms of the indemnification agreements.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number	Description
4.1	Form of Registration Rights Agreement by and between the Company and Buyers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.2	Form of Registration Rights Agreement by and among the Company and the parties listed as signatories thereto related to the Series C Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.3	Form of Bridge Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.5	Form of $1M Lender Warrant and $1.5M Lender Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.7	Representative’s Warrant Agreement issued June 17, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2022).
4.8	Warrant Agent Agreement dated June 17, 2022 between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2022).
4.9	Form of Certificated Warrant (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 10, 2022).
4.10	Amendment No. 1 to Bridge Warrants dated September 8, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2022).
4.11	Form of Amendment No. 2 to Bridge Warrants dated February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2023).
4.12	Form of Amended and Restated Warrant to Purchase Common Stock, as amended through February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 22, 2023).
4.13	Form of Pre-Funded Warrant, issued pursuant to Amendment No. 2 to Warrants to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 14, 2023).
4.14	Form of Warrant to Purchase Common Stock dated September 7, 2023 (incorporated by reference to Exhibit 4.1 the Company’s Current Report on Form 8-K, filed with the SEC on September 7, 2023).
4.15	Form of Pre-Funded Purchase Warrant dated as of September 20, 2023 (incorporated by reference to Exhibit 4.1 the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2023).

4.16	Form of Common Stock Warrant dated September 20, 2023 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2023).
4.17	Form of Common Warrant (incorporated by reference to Exhibit 3.17 to the Company’s Supplement No. 1 dated June 1, 2026 to the Company’s Offering Statement on Form 1-A/A, filed with the SEC on June 1, 2026).
4.18	Form of Selling Agent’s Warrant (incorporated by reference to Exhibit 3.18 to the Company’s Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025).
4.19	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025).
4.20	Form of Subscription Agreement (incorporated by reference to Exhibit 4.2 to the Company’s offering statement on Form 1-A, filed with the SEC on March 3, 2025).
4.21	Form of Subscription Agreement (incorporated by reference to Exhibit 4.3 to the Company’s offering statement on Form 1-A, filed with the SEC on March 3, 2025).
4.22	Form of Escrow Agreement (incorporated by reference to Exhibit 8.1 to the Company’s Offering Statement on Form 1-A/A, filed with the SEC on March 3, 2025).
4.23	The 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 16, 2023).
4.24	Form of the Company’s Incentive Stock Option Agreement under the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2023).
4.25	Form of the Company’s Non-Qualified Stock Option Agreement under the Company’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2023).
4.26	Amendment No. 1 to the Company’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.29 to the Company’s Registration Statement on Form S-8, filed with the SEC on February 26, 2024).
4.27	Amendment No. 2 to the Company’s 2023 Equity Incentive plan (filed as Exhibit 10.1 on the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2025).
5.1*	Opinion of Foley Shechter Ablovatskiy LLP.
23.1*	Consent of Haskell & White LLP, independent registered public accounting firm
23.2*	Consent of Foley Shechter Ablovatskiy LLP (included as part of Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page to this Registration Statement)
107*	Filing Fee Table.

*	Filed herewith

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on August 25, 2026.

HEARTSCIENCES INC.

By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Andrew Simpson and Danielle Watson as his, her or its true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Simpson	President, Chief Executive Officer and	August 25, 2026
Andrew Simpson	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Danielle Watson	Chief Financial Officer, Treasurer and	August 25, 2026
Danielle Watson	Acting Secretary (Principal Financial and Accounting Officer)

/s/ Bruce Bent	Director	August 25, 2026
Bruce Bent

/s/ David R. Wells	Director	August 25, 2026
David R. Wells

/s/ Brian Szymczak	Director	August 25, 2026
Brian Szymczak